UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

TravelCenters of America Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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For Immediate Release

Leading Independent Proxy Advisory Firms, ISS and Glass Lewis,
Recommend TA Shareholders Vote “FOR” Pending BP Transaction

BP Transaction is in TA Shareholders’ Best Interests and Maximizes Shareholder Value

WESTLAKE, Ohio – May 1, 2023 – TravelCenters of America Inc. (Nasdaq: TA) today announced that leading independent proxy advisory firms Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) have recommended that TA shareholders vote “FOR” the previously announced all-cash acquisition of TA by BP Products North America Inc. (“BP”) in advance of TA’s upcoming Special Meeting of Shareholders scheduled for May 10, 2023. As previously announced, under the terms of the pending transaction, BP will acquire all of the outstanding shares of TA common stock for $86.00 per share in cash.

TA shareholders of record as of the close of business on March 23, 2023, are eligible to vote on the pending transaction and are encouraged to do so as soon as possible. Subject to shareholder approval, the transaction is expected to close on May 15, 2023.

The $86.00 transaction price represents an 84% premium to TA’s average trading price of $46.68 over the 30 days ended February 15, 2023, the date the BP merger agreement was signed. The total equity value of the transaction is approximately $1.3 billion.

The TA Board of Directors unanimously recommends TA shareholders to vote “FOR” all proposals, including following ISS and Glass Lewis’ recommendations by voting “FOR” the proposal to approve the merger.

About TravelCenters of America

TravelCenters of America Inc. (Nasdaq: TA) is the nation's largest publicly traded full-service travel center network. Founded in 1972 and headquartered in Westlake, Ohio, its over 18,000 team members serve guests in 281 locations in 44 states, principally under the TA®, Petro Stopping Centers® and TA Express® brands. Offerings include diesel and gasoline fuel, truck maintenance and repair, full-service and quick-service restaurants, travel stores, car and truck parking and other services dedicated to providing great experiences for its guests. TA is committed to sustainability, with its specialized business unit, eTA, focused on sustainable energy options for professional drivers and motorists. TA operates over 600 full-service and quick-service restaurants and nine proprietary brands, including Iron Skillet® and Country Pride®. For more information, visit www.ta-petro.com.

Warning Regarding Forward Looking Statements

This communication contains “forward-looking statements,” including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to BP’s or TA’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the TA’s merger agreement with BP; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction; and the anticipated timing of the closing of the proposed transaction . Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in the section entitled “Risk Factors” in Item 1A of TA’s Annual Report on Form 10-K filed with the SEC on March 1, 2023, and those factors detailed from time to time in TA’s other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. TA does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:

Stephen Colbert

TravelCenters of America

scolbert@ta-petro.com

Media Contacts:

Tina Arundel

TravelCenters of America

tarundel@ta-petro.com

Andrew Siegel / Jack Kelleher

Joele Frank

212-355-4449